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                                                                ATTACHMENT A

                           MONONGAHELA POWER COMPANY


                       STATEMENT OF FINANCIAL CONDITION

                                 June 30, 1997



(a)          Amount and classes of stock authorized:

             (1)    8,000,000 shares Common Stock - par value $50
             (2)    1,500,000 shares Cumulative Preferred Stock - par value
                    $100

(b)          Amount and classes of stock issued and outstanding as of June
             30, 1997:

             (1)    5,891,000 shares Common Stock
                      740,000 shares Cumulative Preferred Stock, as
                    follows:

                             4.40% Series   -  90,000 shares
                             4.80% Series B -  40,000 shares
                             4.50% Series C -  60,000 shares
                            $6.28  Series D -  50,000 shares
                            $7.73  Series L - 500,000 shares

(c)          Terms of preference of all preferred stock:

             All shares of equal rank.

(d) Brief description of each mortgage upon any property of the corporation, giving date of execution, name of trustee, amount of indebtedness authorized to be secured thereby, amount of indebtedness actually secured and brief description of the mortgaged property or collateral:

                    There is presently in effect a mortgage indenture dated August 1, 1945, and indentures supplemental thereto, executed by the applicant upon all its property under which Citibank N.A., 111 Wall Street, New York, New York, is the trustee. Said mortgage indenture secures bonds issued thereunder by the applicant for the purpose of borrowing money for its corporate purposes and authorizes the issuance of an initial series of bonds for the aggregate principal amount of $22,000,000. Thereafter from time to time, upon a showing that the consolidated net earnings of the applicant and its subsidiaries available for interest for 12 out of the 15 preceding months, after provision for depreciation, have been in the aggregate equal to not less than twice the amount of annual interest charges on the principal amount of all bonds and prior lien bonds then outstanding or applied for, additional bonds of any series may be issued in an aggregate principal amount equal to 60% of the net bondable value of property additions plus the amount of any cash deposited with the Trustee, and also in substitution for any refundable bonds. The amount of indebtedness accrued and principal outstanding is $355,000,000. There is no interest due and unpaid.

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                                     - 2 -


(e) Number and amount of bonds authorized and issued under each mortgage; describing each class separately, giving date of issue, par value, rate of interest, date of maturity and how secured:

             Monongahela Power Company has bonds issued and outstanding under the above-mentioned Indenture consisting of series, all of which are First Mortgage Bonds, as follows:


                                                                                                       Amount
             Issued                 Par Value                        Series                         Outstanding

              1967                    $1,000                    6-1/2% Due 1997                     $ 15,000,000
              1991                     1,000                    8-5/8% Due 2021                       50,000,000
              1992                     1,000                    8-1/2% Due 2022                       65,000,000
              1992                     1,000                    7-3/8% Due 2002                       25,000,000
              1992                     1,000                    8-3/8% Due 2022                       40,000,000
              1992                     1,000                    7-1/4% Due 2007                       25,000,000
              1993                     1,000                    5-5/8% Due 2000                       65,000,000
              1995                     1,000                    7-5/8% Due 2025                       70,000,000

                                                                                                    $355,000,000



(f) Other indebtedness of all kinds, giving same by classes and describing security, if any:


                                                                                                       Amount
                                        Indebtedness                                                Outstanding

             (1)    Quarterly income debt securities                                                $ 40,000,000
             (2)    Secured notes for pollution control facilities
                      and solid waste disposal notes                                                  74,050,000
             (3)    Unsecured notes for pollution control facilities                                   6,560,000
             (4)    Instalment purchase obligations for pollution
                      control facilities                                                              19,100,000

                                                                                                    $139,710,000



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                                                            - 3 -


(g) Amount of interest paid during previous fiscal year upon each species of indebtedness and rate thereof and, if different rates were paid, amount paid at each rate:


                                                                                                     12 Months
                                                                                                       Ended
                                                                                                     12-31-96

             (1)    First Mortgage Bonds
                      5-1/2% Series Due 1996                                                        $   495,000
                      6-1/2% Series Due 1997                                                            975,000
                      8-5/8% Series Due 2021                                                          4,312,500
                      8-1/2% Series Due 2022                                                          5,525,000
                      7-3/8% Series Due 2002                                                          1,843,750
                      8-3/8% Series Due 2022                                                          3,350,000
                      7-1/4% Series Due 2007                                                          1,812,500
                      5-5/8% Series Due 2000                                                          3,656,250
                      7-5/8% Series Due 2025                                                          5,337,500
                                                                                                     27,307,500
             (2)    Quarterly Income Debt Securities
                      $40,000,000 @ 8%                                                                3,200,000
                                                                                                      3,200,000

             (3)    Secured Notes
                      $17,500,000 @ 6.375%                                                            1,115,625
                      $ 5,000,000 @ 6.875%                                                              343,750
                      $ 7,050,000 @ 5.95%                                                               419,475
                      $10,675,000 @ 6.25%                                                               667,188
                      $ 8,825,000 @ 6.75%                                                               595,688
                      $25,000,000 @ 6.15%                                                             1,537,500
                                                                                                      4,679,226

             (4)    Unsecured Notes
                      $3,060,000 @ 6.30%                                                                192,780
                      $4,000,000 @ 6.40%                                                                256,000
                                                                                                        448,780

             (5)    Installment Purchase Obligations
                      $19,100,000 @ 6.875%                                                            1,313,125

             Total interest on long-term debt                                                       $36,948,631


             (6)    See Schedule A for interest on short-term debt                                  $   370,804


                                     - 4 -


(h) Amount of dividends paid upon each class of stock during previous five years:


                                        12 Months          12 Months          12 Months          12 Months          12 Months
                                          Ended              Ended              Ended              Ended              Ended
     Class of Stock                     12-31-96           12-31-95           12-31-94           12-31-93           12-31-92

     Cumulative Preferred:
      4.40% Series                     $   396,000        $   396,000        $   396,000        $   396,000        $   396,000
      4.80% Series B                       192,000            192,000            192,000            192,000            192,000
      4.50% Series C                       270,000            270,000            270,000            270,000            270,000
     $6.28  Series D                       314,000            314,000            314,000            314,000            314,000
     $7.36  Series E                        -                 232,000            368,000            368,000            368,000
     $9.64  Series F                        -                  -                  -                  -                 387,500
     $8.80  Series G                        -                 277,000            440,000            440,000            440,000
     $7.92  Series H                        -                 250,000            396,000            396,000            396,000
     $7.92  Series I                        -                 499,000            792,000            792,000            792,000
     $8.60  Series J                        -                 813,000          1,290,000          1,290,000          1,290,000
     $7.73  Series L                     3,865,000          3,865,000          1,835,875             -                  -

                                       $ 5,037,000        $ 7,108,000        $ 6,293,875        $ 4,458,000        $ 4,845,500


     Common Stock:
       Dividends                       $49,955,680        $48,660,810        $47,481,460        $49,837,860        $46,532,410



(i) A statement of income for the twelve months ended June 30, 1997 and balance sheet as of June 30, 1997 are attached as Schedules B and C, respectively.